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                                                                   EXHIBIT 10(e)



                                  FEE AGREEMENT


         This FEE AGREEMENT, dated as of May 6, 1997 (the "Agreement"), is entered into between GST Acquisition Corp., a Delaware corporation ("GST") and Greenwich Street Capital Partners, Inc., a Delaware corporation ("Greenwich").

                              W I T N E S S E T H:

         WHEREAS, Greenwich II LLC, a Delaware limited liability company ("G-II"), GST and Telex Communications Group, Inc., a Delaware Corporation ("Holdings"), have entered into a Recapitalization Agreement and Plan of Merger, dated as of March 4, 1997, as amended (the "Recapitalization Agreement"), providing for the recapitalization of Holdings (the "Recapitalization"), to be effected in part through a merger of GST with and into Holdings (the "Merger"), subject to the terms and conditions set forth therein;

         WHEREAS, immediately following the Recapitalization, it is anticipated that Telex Communications, Inc., a Delaware corporation and a wholly-owned subsidiary of Holdings ("Telex"), will assume, among other things, the obligations of Holdings (as successor to GST following the Merger) under (i) the Indenture dated as of May 6, 1997 between GST and Manufacturers and Traders Trust Company (the "Trustee"), as trustee (the "Indenture"), as supplemented by the First Supplemental Indenture, dated as of May 6, 1997, among Holdings, Telex and the Trustee and (ii) the Senior Credit Facility (as defined in the Indenture), in consideration for Holdings (a) making funds available to Telex to allow Telex to complete the tender offer for certain existing notes of Telex and
(b) making the Senior Credit Facility available to Telex from and after the date of the Recapitalization;

         WHEREAS, it was determined that the success of Holdings and Telex depends in large part on Telex's senior management and its ability to retain other highly qualified management personnel;

         WHEREAS, on the date hereof, GST and Greenwich have entered into an Indemnification Agreement (the "Indemnification Agreement") and, following the Recapitalization, each of Greenwich and Telex intend to enter into a Consulting Agreement (the "Consulting Agreement");

         WHEREAS, at the request of GST, Greenwich has performed and will perform for the benefit of GST, Holding, Telex and the other direct and indirect


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subsidiaries of Holding (collectively, the "Company Group") certain financial, management advisory and other services in connection with the transactions contemplated by the Recapitalization Agreement and the financing arrangements relating to such transactions, including but not limited to, services performed and to be performed in connection with (i) the Company Group officials, structuring and imple menting a management organization designed to meet the requirements of the Company Group upon consummation of the Recapitalization, together with related compensation arrangements, (ii) the preparation, negotiation, execution and delivery of the Recapitalization Agreement and other agreements, instruments and documents relating to the transactions contemplated by the Recapitalization Agreement, (iii) the preparation, negotiation, execution and delivery of commitment, fee and engagement letters, credit agreements, guarantees, pledge agreements and other security agreements, offerings documents and other agreements, instruments and documents, relating to the financings to be entered into by the Company Group at the closing, (iv) any and all expenses incurred with the structuring, implementation and consummation of the foregoing transactions and (v) the retention of legal, accounting, environmental, insurance, employee benefits, financial and other advisors and consultants in connection with the foregoing (such services being referred to collectively as the "Services"), but not including services to be performed by Greenwich pursuant to the Consulting Agreement; and

         NOW, THEREFORE, in consideration of the premises and the respective agreements hereinafter set forth and the mutual benefits to be derived herefrom, the parties hereto hereby agree as follows:

         1. Fee. At and subject to the closing under the Recapitalization Agreement, the Company or its successor pursuant to the Merger shall pay to Greenwich on behalf of all members of the Company Group as compensation for the Services a fee of $2,500,000.00 payable in immediately available funds. Greenwich shall deliver to the Company a fee statement as set forth in Exhibit A hereto reasonably allocating the fee among the various Services performed on or prior to the date hereof; provided that the fee shall not be subject to reduction or challenge by GST, or to any refund by Greenwich based upon any challenge by GST or any third party to the allocation.

         2. Payment of Expenses. (a) The Company Group shall reimburse Greenwich for such travel and other out-of-pocket expenses ("Expenses") as may be incurred by Greenwich and its employees, agents and advisors in the course or on account of rendering of the Services.

         (b) GST shall pay the fees and expenses of any legal, accounting or other professional advisors engaged by Greenwich to advise or assist Greenwich or the Company Group in connection with (i) the Services, (ii) the formation of G-II, the


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investment by the investors in G-II, the investment by G-II, or the status of
G-II or any of the investors in G-II, as an indirect shareholder of GST or (iii) the management or operation of the Company Group.

         3. Independent Contractor Status. The parties agree that Greenwich shall perform services hereunder as an independent contractor, retaining control over and responsibility for its own operations and personnel. Neither Greenwich nor any of its employees or agents shall, solely by virtue of this Agreement or the arrangements hereunder, be considered employees or agents of any other party hereto or any member of the Company Group nor shall any of them have authority to contract in the name of any such person, except as expressly agreed to in writing by such person.

         4. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage pre-paid, (c) sent by next day or overnight mail or delivery or (d) sent by telecopy or telegram, as follows:

         (i) If to the Company Group, to:

             Telex Communications Group, Inc.
             9600 Aldrich Avenue South
             Minneapolis, Minnesota  55420
             Attn.: John A. Palleschi, Esq.

or to such other person or address as the Company Group shall furnish to Greenwich in writing; and


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         (ii) If to Greenwich, to:

              Greenwich Street Capital Partners, Inc.
              388 Greenwich Street, 36th Floor
              New York, New York 10013
              Attention: Nicholas E. Somers

              with a copy to:

              Andrew L. Sommer, Esq.
              Debevoise & Plimpton
              875 Third Avenue
              New York, New York  10022

or to such other person or address as Greenwich shall furnish to the Company Group in writing.

         All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w) if by personal delivery, on the day after such delivery, (x) if by certified or registered mail, on the fifth business day after the mailing thereof, (y) if by next-day or overnight mail delivery, on the day delivered, or (z) if by telecopy or telegram, on the day on which such telecopy or telegram was sent, provided that a copy is also sent by certified or registered mail.

         5. Entire Agreement. This Agreement and the Indemnification Agreement, dated as of May 6, 1997, between GST and Greenwich, contain the complete and entire understanding and agreement of each party hereto with respect to the subject matter hereof and supersede all prior and contemporaneous understandings, conditions and agreements, oral or written, express or implied, in respect of the subject matter hereof.

         6. Headings. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

         7. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

         8. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors


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and assigns, provided that no party hereto may assign any of its rights or obligations under this Agreement without the express written consent of each other party hereto. By operation of merger, this Agreement shall be binding upon and inure to the benefit of the surviving entity of the Merger or any other merger. This Agreement is not intended to confer any right or remedy hereunder upon any person other than the parties to this Agreement and their respective successors and permitted assigns.

         9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAW OF THE STATE OF NEW YORK, REGARDLESS OF THE LAW THAT MIGHT BE APPLIED UNDER PRINCIPLES OF CONFLICTS OF LAWS.

         10. Amendment; Waivers. No amendment, modification, supplement or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, supplement, discharge or waiver is sought, and acknowledged by the other party. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity or otherwise.


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         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                              GST ACQUISITION CORP.



                              By:_____________________________________
                                   Name:  Christine K. Vanden Beukel
                                   Title: Vice President and Secretary


                              GREENWICH STREET CAPITAL PARTNERS, INC.



                              By:_____________________________________
                                   Name:  Nicholas E. Somers
                                   Title: Vice President and Treasurer


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                                                                       Exhibit A



Greenwich Street Capital Partners, Inc.
388 Greenwich Street
36th Floor
New York, New York 10013

                                                                     May 6, 1997




Gentlemen:

             Pursuant to Section 1 of the Fee Agreement, dated as of ______, __, 1997 (the "Fee Agreement"), between Telex Communication Group, Inc., as successor to GST Acquisition Corp. following the Recapitalization, and Greenwich Street Capital Partners, Inc., set out below is our allocation of our fee among the Services we have performed under the Fee Agreement. Capitalized terms used herein without definition have the meaning given to such terms in the Fee Agreement.

================================================================================


                                 Fee Allocation

FOR SERVICES AND ADVICE rendered in
     connection with:
1.  Structuring and implementing, in  consultation
         with Company Group officials, a management
         organization designed to meet the requirements
         of the Company Group upon consummation of the
         Recapitalization, together with related
         compensation arrangements  . . . . . . . . . .           --------------

2. Preparation, negotiation, execution and delivery of the RecapitalizationAgreement and other agreements, instruments and documents, relating to the transactions contemplated by the Recap-


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

         italization Agreement .................................  --------------

3.  Preparation, negotiation, execution and delivery of
         commitment, fee and engagement letters, credit
         agreements, guarantees, pledge agreements and other
         security agreements, and other agreements,
         instruments and documents, relating to the financings
         to be entered into (or assumed by) Holding and Telex
         or its affiliates on or following the Recapitalization
         and the Closing under the Recapitalization
         Agreement .............................................  --------------


                                                                  $ 2,500,000.00
                                                                  ==============


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